EX-23.2

                           Toski, Schaefer & Co., P.C.
                          Certified Public Accountants
                            555 International Drive
                         Williamsville, New York 14221
                                 (716) 634-0700



Securities and Exchange Commision
450 5th Street, N.W.
Washington, D.C. 20549

Re: PNW Capital
    Commission File #000-30651

Gentlemen:

     We have read and agree with the comments in Item 4 of the Form 8K12g3 of PNW Capital, Inc. dated April 3, 2002.


                                       Toski, Schaefer, & Co., P.C.


                                      /s/ Toski, Schaefer, & Co., P.C.
                                        ---------------------------------------

Williamsville, New York
April 5, 2002